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                                                                    Exhibit 21.1

                  SUBSIDIARIES OF GENESIS MEDIA GROUP, INC.


Genesis Intermedia, Inc., a Florida corporation

Incorporated as of July 6, 1998

Principal Place of Business:       501 S. Dakota Avenue
                                   Tampa, County of Hillsborough
                                   Florida  33606